Exhibit 4.4.5
FORM OF CLASS B INVESTOR NOTE

No.	$[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
CUSIP (CINS) NO. 165182 AS5
ISIN NO. US165182AS58
[COMMON CODE [     ]]
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CHESAPEAKE FUNDING LLC (THE “ISSUER”) OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE IN ACCORDANCE WITH THE INDENTURE SUPPLEMENT.

     BY ACCEPTANCE OF THIS NOTE, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER AND EACH OWNER HEREOF, AS APPLICABLE, ACKNOWLEDGES THAT WITH RESPECT TO SUCH HOLDER’S OR OWNER’S PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE, OR ANY INTEREST HEREIN, (A) EITHER (1) SUCH NOTEHOLDER OR NOTE OWNER IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE CODE APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR THE PROVISIONS OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND NO PART OF THE ASSETS TO BE USED BY IT TO ACQUIRE OR HOLD SUCH NOTES OR ANY INTEREST THEREIN CONSTITUTES THE ASSETS OF ANY SUCH BENEFIT PLAN INVESTOR OR SUCH PLAN, OR (2) ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A VIOLATION OF ANY SIMILAR FEDERAL, STATE, LOCAL OR NON-U.S. LAW) AND (B) IT AGREES NOT TO SELL OR OTHERWISE TRANSFER ANY INTEREST IN THIS NOTE OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS PURCHASE AND HOLDING OF THIS NOTE. BY ACCEPTANCE OF THIS NOTE, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, THE HOLDER HEREOF AND EACH OWNER HEREOF AGREES TO INDEMNIFY AND HOLD HARMLESS THE ISSUER, VMS AND THE INDENTURE TRUSTEE, AND THEIR RESPECTIVE AFFILIATES, FROM AND AGAINST ANY COST, DAMAGE OR LOSS INCURRED BY ANY OF THEM AS A RESULT OF ANY OF THE FOREGOING REPRESENTATIONS AND AGREEMENTS BEING OR BECOMING FALSE. ANY PURPORTED PURCHASE OR TRANSFER OF THIS NOTE BY OR TO A PURCHASER OR TRANSFEREE THAT DOES NOT COMPLY WITH THE REQUIREMENTS OF SECTION 6.2(c) OF THE SERIES 2009-3 INDENTURE SUPPLEMENT SHALL BE NULL AND VOID AB INITIO.
     THE PRINCIPAL OF THIS CLASS B INVESTOR NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B INVESTOR NOTE AT

ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
CHESAPEAKE FUNDING LLC

SERIES 2009-3 FLOATING RATE ASSET BACKED INVESTOR NOTES, CLASS B
     CHESAPEAKE FUNDING LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars, which amount shall be payable in the amounts and at the times set forth in the Indenture described herein, provided, however, that the entire unpaid principal amount of this Class B Investor Note shall be due on the Class B Final Maturity Date. However, principal with respect to the Class B Investor Notes may be paid earlier under certain limited circumstances described in the Indenture. The Issuer will pay interest on this Class B Investor Note for each Series 2009- 3 Interest Period, in accordance with the terms of the Indenture, at the Class B Note Rate for such Interest Period. Each “Series 2009-3 Interest Period” will be a period commencing on and including a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2009-3 Interest Period shall commence on and include the Series 2009-3 Closing Date and end on and include December 7, 2009. Such principal of and interest on this Class B Investor Note shall be paid in the manner specified on the reverse hereof and in the Indenture.
     The principal of and interest on this Class B Investor Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class B Investor Note shall be applied as provided in the Indenture. This Class B Investor Note does not represent an interest in, or an obligation of, PHH Vehicle Management Services, LLC (“VMS”) or any affiliate of VMS other than the Issuer.
     Reference is made to the further provisions of this Class B Investor Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Investor Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class B Investor Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Issuer and the Indenture Trustee. A copy of the Indenture may be requested from the Indenture Trustee by writing to the Indenture Trustee at: The Bank of New York Mellon, 101 Barclay Street, Floor 4W, New York, New York 10286 Attention: Structured Finance Services — Chesapeake Funding, Series 2009-3. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class B Investor

Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Date:

CHESAPEAKE FUNDING LLC

By:

Name:
Title:
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Class B Investor Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Indenture Trustee
By:
Authorized Signatory

[REVERSE OF CLASS B INVESTOR NOTE]
     This Class B Investor Note is one of a duly authorized issue of Class B Investor Notes of the Issuer designated its Series 2009-3 Floating Rate Asset Backed Investor Notes, Class B (herein called the “Class B Investor Notes”), all issued under (i) an Amended and Restated Base Indenture dated as of December 17, 2008 (such Base Indenture, as amended or modified, is herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Base Indenture), and (ii) a Series 2009-3 Indenture Supplement dated as of November 18, 2009 (the “Series 2009-3 Indenture Supplement”) between the Issuer and the Indenture Trustee. The Base Indenture and the Series 2009-3 Indenture Supplement are referred to herein as the “Indenture”. The Class B Investor Notes are subject to all terms of the Indenture. All terms used in this Class B Investor Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.
     Subject to the subordination provisions of the Indenture, the Class A Notes, the Class B Notes and the Class C Notes are and will be equally and ratably secured by the Series 2009-3 Collateral pledged as security therefor as provided in the Indenture and the Series 2009-3 Indenture Supplement.
     Principal of the Class B Investor Notes will be payable on each Payment Date specified in and in the amounts described in the Indenture. “Payment Date” means the 7th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing December 7, 2009.
     The entire unpaid principal amount of this Class B Investor Note shall be due and payable on the Class B Final Maturity Date. Notwithstanding the foregoing, principal on the Class B Investor Notes will be paid earlier during the Series 2009-3 Amortization Period as described in the Indenture. All principal payments on the Class B Investor Notes shall be made pro rata to the Class B Investor Noteholders entitled thereto.
     The Issuer will have the option to prepay the Series 2009-3 Investor Notes, in whole but not in part, on any Payment Date on or after the date on which the Series 2009-3 Revolving Period ends; provided, however, that no prepayment of Class B Investor Notes will be made if, after giving effect thereto, any Class A Investor Notes would remain outstanding. The prepayment price for the Series 2009-3 Investor Notes will be equal to the amount set forth in the Indenture.
     Interest will accrue on this Class B Investor Note for each Series 2009-3 Interest Period at a rate equal to (i) with respect to the initial Series 2009-3 Interest Period, 2.23875% per annum and (ii) with respect to each Series 2009-3 Interest Period thereafter, a rate per annum equal to One-Month LIBOR for such Series 2009-3 Interest Period plus 2.00% per annum (the “Class B Note Rate”). “One-Month LIBOR” means, for each Series 2009-3 Interest Period, the rate per annum determined on the related LIBOR Determination Date by the Calculation Agent to be the rate for Dollar deposits having a maturity equal to one month that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX BBAM” as of 11:00 A.M., London time, on such LIBOR Determination Date; provided, however, that if such rate does not appear on the Bloomberg Screen BTMM Page, One-Month LIBOR will mean, for such 2009-3 Interest Period, the rate per annum equal to the arithmetic mean (rounded to the nearest one-one-hundred-thousandth of one percent) of the rates quoted by the Reference Banks to the Calculation Agent as the rates at which deposits in Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on the LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month; provided, further, that if fewer than two quotations are provided as requested by the Reference Banks, “One-Month LIBOR” for such Series 2009-3 Interest Period will mean the arithmetic mean (rounded to the nearest one-one-hundred-thousandth of one percent) of the rates quoted by major banks in New York, New York selected by the Calculation Agent, at approximately 10:00 A.M., New York City time, on the first day of such Series 2009-3 Interest Period for loans in Dollars to leading European banks for a period equal to one month; provided, finally, that if no such quotes are provided, “One-Month LIBOR” for such Series 2009-3 Interest Period will mean One-Month LIBOR as in effect with respect to the preceding Series 2009-3 Interest Period.
     The Issuer shall pay interest on overdue installments of interest at the Class B Note Rate to the extent lawful.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class B Investor Note may be registered on the Note Register upon surrender of this Class B Investor Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Investor Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class B Investor Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.
     The Issuer and the Indenture Trustee covenant and agree in the Series 2009-3 Indenture Supplement and, by acquiring a Class B Investor Note or an interest therein, each Class B Investor Noteholder and each Class B Investor Note Owner hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, the Origination Trust, SPV, Holdings, any other Special Purpose Entity, or any general partner or single member of any Special Purpose Entity that is a partnership or limited liability company, respectively, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.

     Each Class B Investor Noteholder, by acceptance of a Class B Investor Note or, in the case of a Class B Investor Note Owner, a beneficial interest in a Class B Investor Note, hereby represents, warrants and covenants that (a) each of the Lease SUBI and the Fleet Receivable SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Lease SUBI, the Lease SUBI Portfolio or the Fleet Receivable SUBI shall be enforceable against the Lease SUBI Portfolio or the Fleet Receivable SUBI only, as applicable, and not against any other SUBI Portfolio or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI (used in this paragraph as defined in the Origination Trust Agreement), any other SUBI Portfolio (used in this paragraph as defined in the Origination Trust Agreement), the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Lease SUBI and the Fleet Receivable SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Lease SUBI or Fleet Receivable SUBI, respectively, in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Lease SUBI, the Fleet Receivable SUBI or the Lease SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the Lease SUBI or the Fleet Receivable SUBI or any SUBI Assets other than the Lease SUBI Portfolio or the Fleet Receivables shall be entitled to maintain any action against or recover any assets allocated to the Lease SUBI or the Fleet Receivable SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Lease SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI, the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, any other SUBI, any other SUBI Certificate (used in this Section as defined in the Origination Trust Agreement), the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.
     Each Class B Investor Noteholder or Class B Investor Note Owner, by acceptance of a Class B Investor Note or, in the case of a Class B Investor Note Owner, a beneficial interest in a Class B Investor Note, covenants and agrees that by accepting the benefits of the Indenture that such Class B Investor Noteholder or Class B Investor Note Owner will not institute against, or join with any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law.

     It is the intent of the Issuer, each Class B Investor Noteholder and each Class B Investor Note Owner that, for federal, state and local income and franchise tax purposes only, the Class B Investor Notes will evidence indebtedness of the Issuer secured by the Series 2009-3 Collateral. Each Class B Investor Noteholder and each Class B Investor Note Owner, by the acceptance of this Class B Investor Note, agrees to treat this Class B Investor Note for purposes of federal, state and local income and franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Issuer.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Series 2009-3 Investor Notes under the Indenture at any time by the Issuer with the consent of the Holders of a Majority in Interest of the Series 2009-3 Investor Notes affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of Series 2009-3 Investor Notes representing specified percentages of the aggregate outstanding amount of the Series 2009-3 Investor Notes, on behalf of the Holders of all the Series 2009-3 Investor Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class B Investor Note (or any one or more predecessor Class B Investor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Investor Note and of any Class B Investor Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Investor Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2009-3 Investor Notes issued thereunder.
     The term “Issuer” as used in this Class B Investor Note includes any successor to the Issuer under the Indenture.
     The Class B Investor Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
     This Class B Investor Note and the Indenture shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.
     No reference herein to the Indenture and no provision of this Class B Investor Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class B Investor Note at the times, place and rate, and in the coin or currency herein prescribed.

     Interests in this Class B Investor Note are exchangeable or transferable in whole or in part provided that such transfer or exchange complies with Section 6.2 of the Series 2009-3 Indenture Supplement and subject to the provisions of the Indenture.

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within Class B Investor Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                         , attorney, to transfer said Class B Investor Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:                          By:                     1

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class B Investor Note, without alteration, enlargement or any change whatsoever.